UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 2, 2011

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

23 Inverness Way East, Suite. 150, Englewood, CO, 80112

(Address of Principal Executive Offices, including zip code)

303-799-8520

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 2, 2011, the Board of Directors of Allied Motion Technologies Inc. voted to increase the size of the Board from seven to nine members effective at the Company’s regular February 2012 board meeting and appointed Joseph W. Bagan and Richard D. Federico to fill the newly created positions on the Board.  Currently, neither of the new directors has been named to any committees of the Board.

Mr. Bagan is currently the Chief Operating Officer of Clear Channel Outdoor -Americas.  Prior to that, Mr. Bagan was the CEO of Sharklet Technologies, a Denver based bio-technology company, and is its current Chairman of the Board of Directors.  Prior to that, Mr. Bagan held a number of executive positions with Adelphia Communications, Ricochet Wireless Networks and AT&T Broadband.  He started his career at Arthur Andersen and was a partner in the Consulting Practice and led the Southwestern United States High Tech and Communications consulting practice for the firm.  He received a Masters of Accounting Degree from the University of Denver.

Rick Federico is a Managing Director at Ocean Tomo, a merchant banc specializing in intellectual capital equity. In this role, Mr. Federico focuses on Investment Banking, Strategy and Fund initiatives. He has 30+ years of deep operational, strategy and investment acumen.  Previously, as Managing Director at Sterling Partners, he developed the Accelerator program and was responsible for leading the firm’s efforts in the deployment of the proprietary Business Value Accelerator (BVA) methodology, a series of firm-wide best practices and processes. Mr. Federico worked with a number of Sterling portfolio investments to build, capture and maximize best-in-class practices across the network, along with instituting effective governance at the portfolio level. He remains a Senior Advisor to Sterling Partners.  His background also includes senior management positions with companies including Fisher Scientific, The Millard Fillmore Health System (MFHS), The Science Kit Group and KPMG. He is and has been involved with numerous private and non-profit boards and currently serves on the EduTone Board of Directors and as a Senior Operating Advisory Board member to Sound Harbor.  Mr. Federico received a BS with honors from St. Bonaventure University and an MBA with a strategy concentration from the State University of New York at Buffalo.

There are no arrangements or understandings between either Messrs. Bagan or Federico and any other persons pursuant to which either individual was appointed a director of the Company.  There are no transactions in which either Messrs. Bagan or Federico has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Each of Messrs. Bagan and Federico will receive compensation for his service on the Board of Directors in accordance with the Company’s standard compensatory arrangement for non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       November 8, 2011

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ RICHARD D. SMITH
Richard D. Smith
Executive Chairman
and Chief Financial Officer